Exhibit 99.03
Southern Company
Significant Factors Impacting EPS

	Three Months Ended March
	2016	2015	Change
Consolidated Earnings Per Share–
As Reported (See Notes)	$0.53	$0.56	$(0.03)

Significant Factors:
Traditional Operating Companies			$(0.02)
Southern Power			0.02
Parent Company and Other			(0.03)
Total–As Reported			$(0.03)

	Three Months Ended March
	2016	2015	Change
Consolidated Earnings Per Share–
Excluding Items (See Notes)	$0.58	$0.56	$0.02

Total–As Reported			$(0.03)
Estimated Loss on Kemper IGCC			0.04
Acquisition Costs			0.01
Total–Excluding Items			$0.02

Notes
- For the three months ended March 31, 2016 and 2015, dilution does not change basic earnings per share by more than 1 cent and is not material.

- The estimated probable losses relating to Mississippi Power Company's construction of the integrated coal gasification combined cycle facility in Kemper County, Mississippi (Kemper IGCC) significantly impacted the presentation of earnings and earnings per share for the three months ended March 31, 2016 and any similar charges may occur with uncertain frequency.

- Earnings for the three months ended March 31, 2016 include costs related to the proposed acquisitions of AGL Resources Inc. and PowerSecure International, Inc. Further costs are expected to continue to occur in connection with closing the proposed acquisitions and supporting the related integrations.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.